Exhibit 10.1

THIRD AMENDMENT
TO THE
PNM RESOURCES, INC. SECOND AMENDED AND RESTATED
OMNIBUS PERFORMANCE EQUITY PLAN
(SUBJECT TO SHAREHOLDER APPROVAL)

PNM Resources, Inc. (the “Company”) previously established the PNM Resources, Inc. Omnibus Performance Equity Plan, which was most recently amended and restated in its entirety effective as of May 19, 2009 by the adoption of the PNM Resources, Inc. Second Amended and Restated Omnibus Performance Equity Plan (the “Plan”). The Plan was then amended by the First and Second Amendments. By the adoption of this Third Amendment the Company wishes to further amend the Plan.
1.    This Third Amendment is effective as of March 21, 2012, the date as of which it was approved by the Company's Board of Directors; provided, however, that this Third Amendment is subject to the approval of the Company's shareholders at the Company's 2012 Annual Meeting and shall be void in the absence of such approval.
2.    Section 2.1 (Definitions) is hereby amended by amending and restating Section 2.1(ff) to read as follows:
(ff)    “Performance Period” means the period of time selected by the Committee over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant's right to and the payment of an Award granted pursuant to Sections 8, 9, or 12.
3.    Section 12.7 (Maximum Award Payable) is hereby amended and restated in its entirety to read as follows:
12.7    Maximum Award Payable. In accordance with Section 5.4, but subject to adjustment upon the occurrence of any of the events indicated in Section 5.3, the maximum Performance-Based Award (other than a Performance Cash Award) payable to any one participant during any fiscal year of the Company is five hundred thousand (500,000) shares of Stock or the equivalent cash value. Subject to adjustment upon the occurrence of any of the events indicated in Section 5.3, the maximum Performance Cash Award payable to any one Participant during any fiscal year is five hundred thousand (500,000) times the Fair Market Value of a share of Stock on the first day of such fiscal year.
4.    This Third Amendment amends only the provisions of the Plan as noted above, and those provisions not expressly amended shall be considered in full force and effect. Notwithstanding the foregoing, this Third Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions and intent of this Third Amendment.

IN WITNESS WHEREOF, PNM Resources, Inc. has caused this Third Amendment to be executed this 28th day of March, 2012.
PNM RESOURCES, INC.

By: /s/Patrick V. Apodaca
Its: Senior Vice President,
General Counsel and Secretary

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